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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Pacific Mercantile Bancorp's previously filed Registration Statement File No. 333-65634 on Form S-8.


/s/ Arthur Andersen LLP

Orange County, California
March 29, 2002